                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
AUSTIN                         ATTORNEYS AT LAW
BRUSSELS
DALLAS             A REGISTERED LIMITED LIABILITY PARTNERSHIP
HOUSTON               INCLUDING PROFESSIONAL CORPORATIONS
LONDON                         590 MADISON AVENUE
LOS ANGELES                        20TH FLOOR
MOSCOW                         NEW YORK, NY 10022
NEW YORK                         (212) 872-1000
PHILADELPHIA                   FAX (212) 872-1002
SAN ANTONIO                     WWW.AKINGUMP.COM
WASHINGTON


                                                 November 12, 1998



AKI, Inc.
1815 East Main Street
Chattanooga, Tennessee  37404


                  RE:     AKI, INC.
                          10 1/2% SENIOR NOTES DUE 2008

                  Ladies and Gentlemen:

                  We have acted as counsel to AKI, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer to exchange (the "Exchange Offer") $1,000 principal amount of 10 1/2% Senior Notes due 2008 (the "New Notes") of the Company for each $1,000 principal amount of its issued and outstanding 10 1/2% Senior Notes due 2008 (the "Old Notes") pursuant to a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Old Notes have been, and the New Notes will be, issued pursuant to the provisions of an Indenture, dated as of June 25, 1998 (the "Indenture"), by and between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

                  As such counsel, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such corporate documents of the Company, certificates of public officials and certificates of officers of the Company and such other documents and agreements and records and papers as we have deemed necessary or appropriate in order to render this opinion. Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture.

                  In our examination of the above referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the

AKI, Inc.
November 12, 1998
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conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Company has duly authorized the New Notes and, when issued, executed and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Exchange Offer, the New Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject (i) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) to general principles of equity, (including, without limitation, standards of materiality, good faith, fair dealing and commercial reasonableness), whether such principles are considered in a proceeding at law or in equity.

                  We express no opinion concerning: (A) the enforceability of any waiver of rights or defenses contained in the Indenture or (B) any right to indemnification that may be limited by public policy considerations or court decisions.

                  This law firm is a registered limited liability partnership organized under the laws of the State of Texas. Our opinion relates only to the laws of the State of New York and the federal law of the United States of America. We express no opinion of the law of any other jurisdiction.

                  We hereby consent to the filing of this opinion as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereof.

                               Very truly yours,


                               /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.